                                                                   Exhibit 10.12

                                GENERAL AGREEMENT

                                     BETWEEN

                               BIRCH TELECOM, INC.

                                       AND

                            LUCENT TECHNOLOGIES INC.




PLEASE NOTE: CERTAIN TERMS CONTAINED HEREIN (REPRESENTED BY A "****") HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH TERMS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      The mailing, delivery or negotiation of this Agreement by Lucent or its agent or attorney shall not be deemed an offer by Lucent to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon Lucent, nor shall Lucent have any obligations or liabilities or Customer any rights with respect thereto, or with respect to the transactions contemplated by the Agreement, unless and until the Agreement has been approved by the executive officers and/or Board of Directors of Lucent and Lucent has executed and delivered this Agreement. Until such execution and delivery of this Agreement, Lucent may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                                TABLE OF CONTENTS
                                GENERAL AGREEMENT

Section                                                                   Page
-------                                                                   ----

1. ARTICLE I GENERAL TERMS AND CONDITIONS ...................................1
1.1 DEFINITIONS: ............................................................1
1.2 TERM OF AGREEMENT: ......................................................3
1.3 SCOPE: ..................................................................3
1.4 CUSTOMER RESPONSIBILITY: ................................................4
1.5 ORDERS: .................................................................4
1.6 CHANGES IN CUSTOMER'S ORDERS: ...........................................6
1.7 CHANGES IN PRODUCTS: ....................................................6
1.8 PRICES: .................................................................6
1.9 INVOICES AND TERMS OF PAYMENT: ..........................................7
1.10 PURCHASE MONEY SECURITY INTEREST: ......................................8
1.11 TAXES: .................................................................9
1.12 TRANSPORTATION AND PACKING: ............................................9
1.13 TITLE AND RISK OF LOSS: ................................................9
1.14 WARRANTY: ..............................................................9
1.15 INFRINGEMENT: .........................................................12
1.16 CUSTOMER'S REMEDIES: ..................................................13
1.17 USE OF INFORMATION: ...................................................14
1.18 DOCUMENTATION: ........................................................14
1.19 5ESS(R) DOCUMENTATION: ................................................14
1.20 NOTICES: ..............................................................15
1.21 FORCE MAJEURE: ........................................................15
1.22 ASSIGNMENT: ...........................................................16
1.23 TERMINATION OF AGREEMENT FOR BREACH: ..................................16
1.24 ARBITRATION: ..........................................................17
1.25 NON-SOLICITATION: .....................................................17
1.26 INDEPENDENT CONTRACTOR: ...............................................17
1.27 RELEASES VOID: ........................................................17
1.28 PUBLICITY: ............................................................17
1.29 CONFIDENTIALITY OF AGREEMENT: .........................................18
1.30 AMENDMENTS: ...........................................................18
1.31 SEVERABILITY: .........................................................18
1.32 WAIVER: ...............................................................18
1.33 SURVIVAL: .............................................................18
1.34 SECTION HEADINGS: .....................................................19
1.35 CHOICE OF LAW: ........................................................19
1.36 AMBIGUITIES: ..........................................................19
2. .........................................................................20
2. ARTICLE II PROVISIONS APPLICABLE TO LICENSED MATERIALS ..................20
2.1 LICENSE FOR LICENSED MATERIALS: ........................................20
2.2 CHANGES IN LICENSED MATERIALS: .........................................20
2.3 CANCELLATION OF LICENSE: ...............................................20
2.4 OPTIONAL SOFTWARE FEATURES: ............................................21
2.5 ADDITIONAL RIGHTS IN LICENSED MATERIALS: ...............................21
2.6 INSTALLATION OF SOFTWARE: ..............................................21
2.7 SOFTWARE ACCEPTANCE: ...................................................21
2.8 MODIFICATIONS BY CUSTOMER TO USER CONTROLLED MODULES: ..................22
2.9 ADDITIONAL SOFTWARE RIGHTS FOR 5ESS(R) SWITCH LICENSED MATERIALS .......22

Section                                                                   Page
-------                                                                   ----

ARTICLE III
PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION AND OTHER SERVICES ......24
3.1 SITE REQUIREMENTS: .....................................................24
3.2 ADDITIONAL ITEMS TO BE PROVIDED BY CUSTOMER: ...........................25
3.3 ITEMS TO BE FURNISHED BY SELLER ........................................28
3.3.1 ENGINEERING: .........................................................28
3.3.2 INSTALLATION: ........................................................28
3.4 ACCEPTANCE .............................................................31
3.5 WORK OR SERVICES PERFORMED BY OTHERS: ..................................32
4. ARTICLE IV ENTIRE AGREEMENT: ............................................33
4.1 ENTIRE AGREEMENT .......................................................33

This General Agreement Number LNM092697DASBTI (hereinafter "General Agreement" or "Agreement") is made effective the _______day of __________________,19____
("Effective Date") by and between Birch Telecom, Inc., a corporation, with offices located at 1000 Walnut Street, Suite 1220, Kansas City MO 64106 (hereinafter "Customer"), and Lucent Technologies Inc., a Delaware corporation, acting through its Network Systems Group, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter "Seller").

WHEREAS, Seller desires to supply to Customer and Customer desires to procure from Seller the products and services described herein, pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be lawfully bound agree as follows:

                                  1. ARTICLE I

                          GENERAL TERMS AND CONDITIONS

1.1 DEFINITIONS:

For the purpose of this Agreement, the following definitions will apply:

(a) "Affiliate" of a corporation means its Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company.

(b) "Bill and Hold Products" means Products, Licensed Materials, and/or parts thereto which the Customer requests and Seller agrees to inventory or warehouse, at a price mutually agreed to by the parties, until final delivery to the Customer.

(c) "Customer Price List" means Sellers published "Ordering and Price Guides" or other price notification releases furnished by Seller for the purpose of communicating Sellers prices or pricing related information to Customer; however, this does not include firm price quotations.

(d) "Cutover" means, the verification by Seller and Customer of actual usage over the installed Products. This function occurs after Turnover and is not performed by Seller unless specifically requested by Customer and is usually covered under a separate Professional Services Agreement.

(e) "Delivery Date" means the date required under this Agreement by which all deliverables ordered by Customer are to be delivered to the destination specified in the order.

(f) "Designated Processor" means the Product for which licenses to Use Licensed Materials are granted.


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(g)   "Firmware" means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such Hardware.

(h) "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections).

(i)   "Form means physical shape.

(j)   "Function" means the operation the Product performs.

(k) "Hazardous Materials" means material designated as a "hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act; a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C.1801, et seq.); "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200) or as defined in the Comprehensive Governmental Response, Compensation and Liability Act, 42 U.S.C. 9601
      (14), or other pollutant or contaminant.

(l) "Installation Complete Date" means the date on which OS Software or transmission systems Software is installed by Seller at the location specified in the order and determined by Seller to be ready for Use by Customer.

(m) "Licensed Materials" means the Software and Related Documentation for which licenses are granted by Seller under this Agreement; no Source Code versions of Software are included in Licensed Materials.

(n) "OS Software" means the object code Software, for operations systems, embodied in any medium, including firmware.

(o) "Product" means equipment hardware, and parts thereof, but the term does not mean Software whether or not such Software is part of Firmware.

(p) "Related Documentation" means materials useful in connection with Software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications.

(q) "Sellers Standard Charges" means Sellers applicable rates and charges for labor and materials as determined from Sellers Customer Price Lists and other pricing information provided by Seller to Customer, less any discounts applicable thereto.

(r) "Services" means any engineering, installation or repair services to be performed by Seller under this Agreement, but the term "Services" does not include any services provided by the Professional Services Division of Seller's Network Systems Group unless otherwise expressly agreed to in writing by the parties.


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                                        2
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(s)   "Software" means a computer program consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including hardware containing a pattern of bits, representing such program. However, the term "Software" does not mean or include such medium.

(t) "Source Code" means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

(u) "Specifications" means Seller's or its vendor's technical specifications for particular Products or Software furnished hereunder.

(v) "Statement of Work" (SOW) means the detailed description of the actual Services to be performed.

(w) "Subsidiary" of a company means a corporation the majority of whose shares or others securities entitled to vote for election of directors is now or hereafter owned or controlled by such company either directly or indirectly, but such corporation shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists.

(x) "Turnover" means, with respect to Products and Software to be installed by Seller, the point at which Seller has completed the installation and notifies Customer that the installation is completed and that Seller has confirmed that the installed Product and/or Software comply with Seller's specifications. This term does not mean Cutover which is separately defined herein.

(y) "Use," with respect to Licensed Materials means loading the Licensed Materials, or any portion thereto into a Designated Processor for execution of the instructions and tables contained in such Licensed Materials.

1.2 TERM OF AGREEMENT:

      The term of this Agreement shall commence on the Effective Date and shall continue in effect thereafter until the later of (i) five (5) years following the Effective Date, or (ii) five (5) years following the Turnover of the last 5ESS Switch or the last initial RSM, ORM or EXM purchased by Customer under this Agreement within five (5) years following the Effective Date ("Term").

1.3 SCOPE:

(a) The terms and conditions of this Agreement shall apply to all transactions occurring during the Term whereby Products, Licensed Materials or Services are provided by Seller's Network Systems Group to Customer. Except as expressly stated in this Agreement, this Agreement shall not apply to any products, licensed materials or services offered for supply by any of the following business units or divisions of Seller: Microelectronics, Consumer Products, Business Communications Systems, Network Wireless division of Network Systems Group, or the Professional Services division of Network Systems Group. By placing orders with Seller,


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                                        3
including change and/or addition orders, or using any Products, Licensed Materials, or Services provided hereunder, Customer agrees to be bound to the terms of this Agreement. Customer understands and agrees that all Products, Licensed Materials, or Services furnished by Seller to Customer pursuant to this Agreement shall be for Customer's own internal use in the United States only. Products, Licensed Materials or Services furnished under this Agreement are not being supplied for resale and shall not be resold by Customer.

(b) All firm price quotes made by Seller to Customer shall incorporate the terms and conditions of this Agreement. Any conflicting terms and conditions of a firm price quote, signed by an authorized representative of Seller and Customer and dated after the effective date of this Agreement, will supersede the comparable terms of this Agreement.

1.4 CUSTOMER RESPONSIBILITY:

      Customer shall, at no charge to Seller, provide Seller with such technical information, data, technical support or assistance as may reasonably be required by Seller to fulfill its obligations under this Agreement, any subordinate agreement or order. If Customer fails to provide the technical information, data, support or assistance, Seller shall be discharged from any such obligation.

1.5 ORDERS:

(a) All orders submitted by Customer for Products, Licensed Materials, and Services shall incorporate and be subject to the terms and conditions of this Agreement. Any order submitted pursuant to a firm price quotation shall include such firm price quotation number. All orders, including electronic orders, shall contain the information as detailed below:

      (i)   Complete and correct ship to and bill to address;
      (ii) The quantity and type of Products, Licensed Materials, and Services being ordered;
      (iii) The price;
      (iv) The requested Delivery Date in accordance with Seller's standard interval for the Products, Licensed Materials, and Services being ordered. In the event a non standard interval has been mutually agreed to by the parties, reference to the specific document agreeing to the interval needs to be included;
      (v) The requested completion date in accordance with Seller's standard interval for the Products, Licensed Materials, and Services being ordered;
      (vi)  Reference to this Agreement;
      (vii) If an order is for Bill and Hold Products, the phrase "Bill and Hold" must be clearly and conspicuously stated in the order.

      The requested Delivery Date of any order must be in accordance with Seller's published standard order intervals in effect on the date of receipt of order by Seller. The current standard order interval is contained herein. Seller reserves the right to change such standard order intervals without notification to Customer but only with respect to future orders. Such change shall not affect orders accepted by Seller prior to the change to the standard order intervals. Electronic orders shall be binding on Customer notwithstanding the absence of a signature. All


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orders are subject to acceptance by Seller. Once an order is accepted by Seller,
Seller shall have the right to place such order on hold, delay shipment, and/or reject such order only due to the breach or default by Customer of its obligations under this Agreement or Customers insufficient credit limits. Terms and conditions on Customers purchase order which are inconsistent with the provisions of this Agreement and any pre-printed terms and conditions on Customer's purchase order shall be ineffective, void and of no force and effect. Orders shall be sent to the following address:

     Lucent Technologies Inc.
     Customer Service
     6701 Roswell Road
     Building D - 3rd Floor
     Atlanta, GA 30328-2501

(b) If an order is for Bill and Hold Products, the phrase "Bill and Hold" must clearly and conspicuously appear on the Order. In the event Customer orders Bill and Hold Products, Seller will defer final shipment of such Product(s) until the final ship date indicated on the purchase order or such final ship date as is mutually agreed between the parties provided that in no event shall Seller be obligated to hold Bill and Hold Products longer than one (1) year from the date of the applicable purchase order. Customer agrees to pay to Seller a monthly stocking fee for any Bill and Hold Products held beyond the final ship date indicated on the purchase order or otherwise mutually agreed to date.

================================================================================
          SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE STANDARD ORDERING
                            INTERVALS (Furnish Only)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Switching Systems Products                        Twenty Two Weeks
--------------------------------------------------------------------------------
E-AIU System Products                             TBD
--------------------------------------------------------------------------------
Central Office Power Equipment                    Twenty Two Weeks
--------------------------------------------------------------------------------
Transmission Systems Products:
--------------------------------------------------------------------------------
DACS-IV 2000                                      Two Weeks
--------------------------------------------------------------------------------
FT-2000 OC-48                                     Two Weeks
--------------------------------------------------------------------------------
DDM-2000 OC-3/OC-12                               Two Weeks
--------------------------------------------------------------------------------
DDM-2000 FIBER REACH                              Two Weeks
--------------------------------------------------------------------------------
SLC 2000 Access System                            One Week
--------------------------------------------------------------------------------
SLC 2000 MSDT                                     One Week
--------------------------------------------------------------------------------
SLC Series 5 (System and Plug In)                 Two Weeks
--------------------------------------------------------------------------------
Other Transmission Products (i.e., DDM Plus,      One Week
Repeater Cases)
--------------------------------------------------------------------------------
Network Cable Systems Products                    Contact Lucent Sales Person
--------------------------------------------------------------------------------
All Other Products                                Contact Lucent Sales Person
--------------------------------------------------------------------------------
Software:
--------------------------------------------------------------------------------
Switching System Software                         Same as associated Product
--------------------------------------------------------------------------------
Transmission Systems Software                     Same as associated Product
================================================================================


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
================================================================================
        SELLER'S MANUFACTURES PRODUCTS AND SOFTWARE STANDARD ORDERING
                            INTERVALS (Furnish Only)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Operations Systems Software                  Same as associated Product
--------------------------------------------------------------------------------
All other Software                           Contact Lucent Sales Person
================================================================================

1.6 CHANGES IN CUSTOMER'S ORDERS:

      Changes by Customer to an order which has been previously accepted by Seller (a "Change Order") are subject to acceptance by Seller. Change Orders shall be treated as a separate order and shall follow Seller's change order process. In the event Seller accepts a Change Order and such change affects Seller's ability to meet its obligations under the original order, any price (or discount, if applicable), shipment date or Services completion date quoted by Seller with respect to such original order is subject to change. Seller will provide to Customer written quotations and expected completion dates for any requested Change Orders.

1.7 CHANGES IN PRODUCTS:

      Prior to shipment, Seller may at any time make changes in Products. Seller may modify the Product(s) drawings and Specifications or substitute Products of later design. Seller agrees that such modifications or substitutions will not impact upon Form, Fit, or Function under normal and proper use of the ordered Product as provided in Seller's Specifications. With respect to changes, modifications, and substitutions that do impact the Form, Fit, or Function of the ordered Product, Seller shall notify Customer in writing thirty (30) days prior to the date the changes become effective. In the event the Customer objects to the change, Customer shall notify Seller within thirty (30) days from the date of notice. Upon receipt of notice, Seller shall not furnish modified Products to Customer on any orders in process with respect to which Customer has objected to the modifications made by Seller.

1.8 PRICES:

(a) To the extent Customer's order is subject to a firm price quotation made by Seller, prices, fees and charges (hereinafter "Prices") shall be as set forth in Seller's firm price quotation. Prices contained in firm price quotations for any Product or Licensed Materials described in Addendum One to this Agreement shall not exceed Prices determined in accordance with Addendum One.

(b) Except as expressly stated in this Agreement, or in accordance with Addendum One to this Agreement, in all other cases, Prices shall be those contained in Seller's Customer Price Lists. The applicable Customer Price List shall be the issue that is in effect on the date of Seller's receipt of the order. The requested Delivery Date of such order must be in accordance with Seller's published shipping or planning interval or thirty (30) days from the date of order receipt, whichever is longer. Prices for Products and license fees for Licensed Materials to be shipped, or Services to be performed beyond the published shipping interval will be based upon


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

the date required for order entry by Seller in accordance with Customer's requested date and applying the price from the Customer Price List as of that date.

(c) Seller may amend its Prices, other than those subject to firm price quotations and, except when applicable Prices are adjusted for changes in raw material prices, Seller agrees to provide thirty (30) days written notice of any increase in Prices contained in Seller's Customer Price Lists. When prices contained in Seller's Customer Price Lists are adjusted for changes in raw material prices, Seller's new Prices will be revised effective the first day of any given month. The basis for raw material adjustments will be provided to Customer upon request.

1.9 INVOICES AND TERMS OF PAYMENT:

(a) Products and Licensed Materials (including transportation charges and taxes, if applicable) will be billed by Seller when shipped, or as soon thereafter as practicable. Engineering will be billed with the initial shipment of Product(s). Installation will be billed as performed or as soon thereafter as practical. Payment in full for all invoiced or billed amounts is due for receipt by Seller within thirty (30) days of the invoice or bill date. All payments other than EFT payments described in subsection (c) below shall be forwarded to Seller at the following address:

If by regular mail:      Lucent Technologies Inc.
                         P.O. Box 100317
                         Atlanta, GA 30384-0317
                         Attn: Accounts Receivable

If by overnight courier: NationsBank
                         Account Number 143049062
                         6000 Feldwood Road
                         P.O. Box 100317
                         College Park, GA 30349

(b) Bill and Hold Products will be invoiced by Seller upon the earlier of (i) completion of assembly at Seller's facility or (ii) upon stocking at Customer's designated location. Such invoice will serve as Seller's notification that Bill and Hold Products are complete and ready to be released by Customer for final shipment. The date of the invoice, which shall be the stocking date, shall be deemed the warranty start date.

(c) Customer shall have the right to pay any amounts due Seller hereunder using Electronic Funds Transfer ("EFT") Seller reserves the right to cancel the Customer's right to pay using EFT with thirty (30) days notice to the Customer.

(d) EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the [federal wire instructions/remittal]to Seller's Manager Cash Operations at 770-7504288.


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

Customer will EFT funds to the following location:

       Chase Manhattan Bank
       New York, New York
       Lucent Technologies Inc.
       ACCT. 910144-9099
       ABA 021000021

(e) If Customer fails to pay any invoiced amount when due, the invoiced amount will be subject to a late payment charge at the rate of one and one half percent (1-1/2%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Customer agrees to pay Seller's attorneys' fees and other costs incurred by Seller in the collection of any amounts invoiced hereunder.

(f) Customer agrees to review invoice upon receipt and if necessary, initiate billing inquires within fifteen (15) days of receipt of invoice. Inquiries can be initiated in writing or by telephone and shall be directed to the address or telephone number identified on the invoice.

(g) A sample invoice is provided in Exhibit A for informational purposes only.

1.10 PURCHASE MONEY SECURITY INTEREST:

(a) Seller reserves and Customer agrees that Seller shall have a purchase money security interest in all Products and Licensed Materials heretofore supplied or hereafter supplied to Customer by Seller under this Agreement until any and all payments and charges due Seller under this Agreement including, without limitation, shipping and installation charges, are paid in full. Seller shall have the right, at any time during the Term and without notice to Customer, to file in any state or local jurisdiction such financing statements (e.g., UCC-l financing statements) as Seller deems necessary to perfect its purchase money security interest hereunder. Upon request by Seller, Customer hereby agrees to execute all documents necessary to secure Seller's purchase money security interest including without limitation, UCC-1 or such other documents Seller deems reasonably necessary. Notwithstanding the foregoing obligation of Customer to execute required security interest documents, Customer hereby irrevocably appoints Seller as its attorney-in-fact for purposes of executing and filing such financing statements and such other documents prepared by Seller or its designated agent for purposes of perfecting Seller's security interest hereunder. Customer also agrees that this Agreement may be filed by Seller in any state or local jurisdiction as a financing statement (or as other evidence of the Seller's purchase money security interest).

(b) In addition to any other remedy available to Seller as provided herein, by common law and by statute, Seller may exercise its right to reclaim all Products and Licensed Materials sold to Customer pursuant to UCC-702 or such other applicable provision as it may exist from state to state, upon discovery of Customer's insolvency, provided Seller demands in writing reclamation of such goods before ten (10) days after receipt of such goods by Customer, or if such ten (10) day period expires after the commencement of a bankruptcy case, before twenty (20) days after receipt of such goods by the Customer.


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

1.11 TAXES:

      Customer shall be liable for all taxes and related charges, however designated, imposed upon or based upon the provision, sale, license or Use of Products, Licensed Materials or Services levied upon the sale, excluding taxes on Seller's net income, unless Customer provides Seller with a valid tax exempt certificate. Seller's failure to collect taxes in accordance herewith shall not be deemed to be an authorization to resell Products or Services or sublicense Licensed Materials.

1.12 TRANSPORTATION AND PACKING:

      Seller, in accordance with its normal practices, shall arrange for prepaid transportation to destinations in the contiguous United States and shall invoice transportation charges to Customer. Premium transportation will be used only at Customer's request. Seller shall pack Products for delivery in the contiguous United States, in accordance with its standard practices for domestic shipments. Where, in order to meet Customer's requests, Seller packs Products in other than its normal manner or for destinations outside the contiguous United States, Customer shall pay the additional charges for such packing and transportation.

1.13 TITLE AND RISK OF LOSS:

      Title to Products only and risk of loss to Products and Licensed Materials shall pass to Customer upon delivery to the Customer. Title to all Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations, and partial copies are, and shall remain, the property of Seller. Title to Products only and risk of loss for Products and Licensed Material for Bill and Hold Products shall pass to Customer upon stocking at Seller's facility or Customer's designated location, whichever occurs earlier. Customer shall notify Seller promptly of any claim with respect to loss which occurs while Seller has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this section, "delivery" shall mean the point at which Seller or Seller's supplier or agent turns over possession of the Product or Licensed Materials to Customer, Customers employee, Customer's designated carrier, Customer's warehouse, or other Customer's agent and not necessarily the final destination shown on the order.

1.14 WARRANTY:

(a) Seller warrants to Customer only, that during the applicable Warranty Periods set forth below (i) Seller's manufactured products (exclusive of Software) will be free from defects in material and workmanship and will conform to Seller's Specifications for such Products which Specifications shall be included in the documentation to be provided to Customer in accordance with Articles 1.18 and 1.19 of this Agreement; (ii) Software developed by Seller will be free from those defects which materially affect performance in accordance with Seller's Specifications which Specifications shall be included in the documentation to be provided to Customer in accordance with Articles 1.18 and
1.19 of this Agreement; and (iii) Services will be performed in


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

a workmanlike manner and in accordance with good usage and accepted practices in the community in which Services are provided. With respect to Products or Software or partial assembly of Products furnished by Seller but neither manufactured by Seller nor purchased by Seller pursuant to its procurement specifications ("Vendor Items"), Seller, to the extent permitted, does hereby assign to Customer the warranties given to Seller by its vendor(s) of such Vendor Items.

(b) For purposes of this Agreement the term "Warranty Period" means the period of time listed below which, unless otherwise stated, commences on date of shipment or, if installed by Seller the earliest of either: (i) acceptance by Customer; or (ii) thirty (30) days from the date Seller submits its notice of completion of its installation; or (iii) the date Customer first puts Products and/or Licensed Materials into service. For Bill and Hold Products the warranty will commence upon the date of stocking at Sellers facility or Customer's designated location. The Warranty Period for any Product or Software (or part thereof) repaired or replaced under this Section 1.14 is the period listed in the right column below or the unexpired portion of the new Product Warranty Period, whichever is longer.

================================================================================
                   SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                 WARRANTY PERIOD
--------------------------------------------------------------------------------
                                                 Base
                                                 ----
                                                 Period           Repaired
                                                 ------           --------
                                                 New              Product or
                                                 ---              ----------
                                                 Product          Part
                                                 -------          ----
--------------------------------------------------------------------------------
Switching Systems Products                         ****                 ****
--------------------------------------------------------------------------------
E-AIU Systems Products                             ****                 ****
--------------------------------------------------------------------------------
Central Office Power Equipment:
--------------------------------------------------------------------------------
Associated with Switching Systems                  ****                 ****
--------------------------------------------------------------------------------
Not Associated with Switching Systems              ****                 ****
--------------------------------------------------------------------------------
Transmission Systems Products:
--------------------------------------------------------------------------------
DACS-IV 2000,                                      ****                 ****
--------------------------------------------------------------------------------
FT-2000 OC-48                                      ****                 ****
--------------------------------------------------------------------------------
DDM-2000 OC-3/OC-12                                ****                 ****
--------------------------------------------------------------------------------
DDM-2000 FIBER REACH                               ****                 ****
--------------------------------------------------------------------------------
SLC 2000 Access System                             ****                 ****
--------------------------------------------------------------------------------
SLC 2000 MSDT                                      ****                 ****
--------------------------------------------------------------------------------
SLC Series 5 (System and Plug In)                  ****                 ****
--------------------------------------------------------------------------------
Other Transmission Products (i.e., DDM Plus        ****                 ****
Repeater Cases)
--------------------------------------------------------------------------------
Network Cable Systems Products                     ****                 ****
--------------------------------------------------------------------------------
All Other Products                                 ****                 ****
--------------------------------------------------------------------------------
Software:
--------------------------------------------------------------------------------
Switching System Software                          ****                 ****
--------------------------------------------------------------------------------
Transmission Systems Software                      ****                 ****
================================================================================


                         Lucent Technologies Proprietary

================================================================================
                   SELLER'S MANUFACTURED PRODUCTS AND SOFTWARE
                                 WARRANTY PERIOD
--------------------------------------------------------------------------------
                                                 Base
                                                 ----
                                                 Period           Repaired
                                                 ------           --------
                                                 New              Product or
                                                 ---              ----------
                                                 Product          Part
                                                 -------          ----
--------------------------------------------------------------------------------
Operations Systems Software                        ****                 ****
--------------------------------------------------------------------------------
All Other Software                                 ****                 ****
================================================================================

(c) If, under normal and proper use, a defect or non-conformity appears in Seller's manufactured products or Software during the applicable Warranty Period and Customer promptly notifies Seller in writing of such defect or non-conformance and follows Seller's instructions regarding return of defective or non-conforming Product or Software, Seller, at its option, will either repair, replace or correct the same without charge at its manufacturing or repair facility or provide a refund or credit based on the original purchase price or license fee. If engineering or installation Services prove not to be performed as warranted within a six (6) month period commencing on the date of completion of the Services, Seller, at its option, either will correct the defect or non-conforming Services or render a full or pro-rated refund or credit based on the original charges for the Services. No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Customer's removal and reinstallation expenses as well as any transportation expenses associated with returning such Product or Software to Seller shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to any United States destination designated by Customer. If Seller determines that returned Product or Software is not defective, Customer shall pay Seller's costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property.

(d) With respect to Seller's manufactured products which Seller has ascertained are not readily returnable for repair, Seller, at its option, may elect to repair or replace the Products at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement and shall restore the site after Seller has completed its repairs or replacement.

(e) Seller makes no warranty with respect to defective conditions or non-conformities resulting from any of the following: Customer's modifications, misuse, neglect, accident or abuse; Customer's improper wiring, repairing, splicing, alteration, installation, storage or maintenance; use in a manner not in accordance with Seller's or its vendor's Specifications, or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. No warranty is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors.


                         Lucent Technologies Proprietary

(f) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE SELLER'S OBLIGATION TO REPAIR, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY.

1.15 INFRINGEMENT:

(a) In the event of any claim, action, proceeding or suit by a third party against Customer alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use, in accordance with Seller's Specifications, of any Product or Licensed Materials furnished by Seller to Customer under this Agreement, Seller, at its expense, will defend Customer, subject to the conditions and exceptions stated below. Seller will reimburse Customer for any cost, expense or attorneys' fees, incurred at Seller's written request or authorization, and will indemnify Customer against any liability assessed against Customer by final judgment on account of such infringement or violation arising out of such use.

(b) If Customer's use shall be enjoined or in Seller's opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement; (2) modify it so that it will be free of the infringement; or (3) procure for Customer a license or other right to use it. If none of the foregoing options are practical, Seller will remove the enjoined Product or Licensed Materials and refund to Customer any amounts paid to Seller therefor less a reasonable charge for any actual period of use by Customer.

(c) Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Customer shall, upon Seller's request and at Seller's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

(d) No undertaking of Seller under this section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Materials of Seller's design or selection; or (2) arises from adherence to instructions to apply Customer's trademark, trade name or other company identification; or (3) resides in a Product or Licensed Materials which are not of Seller's origin and which are furnished by Customer to Seller for use under this Agreement; or (4) relates to uses of Product or Licensed Materials provided by Seller in combinations with other Product or Licensed Materials, furnished either by Seller or others, which combination was not installed, recommended or otherwise approved by Seller. In the foregoing cases numbered (1) through


                         Lucent Technologies Proprietary

(4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Seller's rights and obligations under this section.

(e) The liability of Seller and Customer with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this section.

1.16 CUSTOMER'S REMEDIES:

(a) CUSTOMER'S EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE AS FOLLOWS:

      1) FOR INFRINGEMENT--THE REMEDY SET FORTH IN THE "INFRINGEMENT" SECTION;

      2) FOR THE NON-PERFORMANCE OF PRODUCTS, SOFTWARE, AND SERVICES DURING THE WARRANTY PERIOD--THE REMEDY SET FORTH IN THE APPLICABLE "WARRANTY" SECTION;

      3) FOR TANGIBLE PROPERTY DAMAGE AND PERSONAL INJURY CAUSED BY SELLER'S NEGLIGENCE--THE AMOUNT OF THE PROVEN DIRECT DAMAGES;

      4) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE--THE AMOUNT OF THE PROVEN DIRECT DAMAGES NOT TO EXCEED $100,000 PER OCCURRENCE INCLUDING AWARDED COUNSEL FEES AND COSTS.

(b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY. THIS SECTION, 1.16(B), SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

(c) CUSTOMER SHALL GIVE SELLER PROMPT WRITTEN NOTICE OF ANY CLAIM. ANY ACTION OR PROCEEDING AGAINST SELLER MUST BE BROUGHT WITHIN TWENTY-FOUR (24) MONTHS AFTER THE CAUSE OF ACTION ACCRUES.


                        Lucent Technologies Proprietary

1.17 USE OF INFORMATION:

      All technical and business information in whatever form recorded which bears a legend or notice restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall remain the property of the furnishing party. The furnishing party grants the receiving party the right to use such Information only for purposes expressly permitted in this section. Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order; (2) to evaluate Seller's Products, Licensed Materials and Services; or
(3) to install, operate and maintain the particular Products and Licensed Materials for which it was originally furnished. Unless the furnishing party consents in writing, such Information, except for that part, if any, which is known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization which authorization shall not be unreasonably withheld or delayed (but in any event not to exceed ten (10) business days), but solely to perform acts which this section expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this section and to any other reasonable conditions requested by the furnishing party.

1.18 DOCUMENTATION:

      Seller shall furnish to Customer, at no additional charge, one (1) copy of the documentation for Products and/or one (1) copy of the Related Documentation for Software licensed to Customer for each Product or Software purchased by Customer as well as one (1) duplicate copy for use at Customer's corporate headquarters. Such documentation shall be that which is customarily provided by Seller to its Customers at no additional charge. Such documentation shall be sufficient to enable Customer to operate and maintain such Products and Software in accordance with Seller's specifications. Such documentation shall be provided either prior to, included with, or shortly after shipment of Products and/or Software from Seller to Customer. Additional copies of such documentation are available at prices set forth in Seller's Customer Price Lists.

1.19 5ESS(R) DOCUMENTATION:

      Seller will provide to Customer at no charge one (1) copy each of the most recent text and drawing CD-ROM or one (1) login to the 5ESS(R) Switch Documentation Dial-Up Service for


                         Lucent Technologies Proprietary
each new host/standalone Switch site, as well as one (1) duplicate copy for use at Customer's corporate headquarters. Such documentation will include, at a minimum, Seller's document numbers 235-400-112, 235-400-103 (expanded version) and 254-303-100 (in CD-ROM form when available). No documentation will be provided to RSMs (Remote Site Module) or ORMs (Optical Remote Module). In addition, Seller will provide updates at no charge for a period of two (2) years following Switch turnover. After the initial two (2) year update period, Customer may purchase an update subscription at the standard subscription rate.

1.20 NOTICES:

(a) Any notice, demand or other communication (other than an order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by nationally recognized overnight courier service, confirmed facsimile, or certified mail, return receipt requested and shall be addressed to the respective parties as follows:

If to Seller

      Lucent Technologies Inc.
      Global Commercial Markets
      5440 Millstream Road, E2N32
      I-85 & Mt. Hope Church Road
      McLeansville, North Carolina 27301
      Attn: Contract Manager

If to Customer:

            1. Vice President, Engineering
               Birch Telecom, Inc.
               1000 Walnut Street
               Suite 1220
               Kansas City, MO 64106

            2. General Counsel
               Birch Telecom, Inc.
               1000 Walnut Street
               Suite 1220
               Kansas City, MO 64106

(b) Any such notice shall be effective upon receipt. Each party may change its designated representative who is to receive communications and notices and/or the applicable address for such communications and notices by giving notice thereof to the other party provided herein.

1.21 FORCE MAJEURE:

      Except for payment obligations, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes,


                         Lucent Technologies Proprietary
embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes beyond its control whether or not similar to the foregoing.

1.22 ASSIGNMENT:

      Except as provided in this section, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any Work or obligation to be performed under this Agreement, (an "assignment") without the other party's prior written consent. Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement. Notwithstanding the foregoing, Seller has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Customer's consent, to any present or future subsidiary or "Affiliate" of Seller or to any combination of the foregoing. Such assignment or delegation shall release Seller from any further obligation or liability thereon. Notwithstanding the foregoing, Customer has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Seller's consent, to any present or future subsidiary or "Affiliate" of Customer (except for direct competitors of the Seller, i.e., companies which market network Products and Licensed Materials similar to those provided by seller under this Agreement.) or to any combination of the foregoing. Such assignment or delegation shall not release Customer from any further obligation or liability thereon. Seller shall give Customer prompt written notice of the assignment. For the purposes of this section, the term "Agreement" includes this Agreement, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.

1.23 TERMINATION OF AGREEMENT FOR BREACH:

      In the event either party is in material breach or default of the terms of this Agreement and such breach or default continues for a period of ten (10) days with respect to payment obligations or thirty (30) days with respect to any other obligations after the receipt of written notice from the other party, then the party not in breach or default shall have the right to terminate this Agreement without any charge, obligation or liability except for Products or Licensed Materials already delivered and Services already performed. The party not in breach or default shall provide full cooperation to the other party in every reasonable way to facilitate the remedy of the breach or default hereunder within the applicable cure period. Notwithstanding the foregoing, if the nature of the material breach or default is such that it is not a payment obligation and it is incapable of cure within the foregoing thirty (30) day period, then the thirty (30) day cure period may be extended for a reasonable period of time (in no event to exceed an additional thirty (30) days), provided that the party in breach or default is proceeding diligently and in good faith to effectuate a cure.


                         Lucent Technologies Proprietary

1.24 ARBITRATION:

      If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to escalate such dispute to their respective senior executives for good faith negotiations seeking a mutually agreeable resolution. This demand for escalation shall be in writing and notice shall be served in accordance with the notice provision of this Agreement. If the dispute is not resolved through such escalation within fifteen (15) days after the date of escalation, either party shall have the right to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. The arbitrator may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence, except as such disclosure may be necessary for the purpose of recording or otherwise acting upon the arbitrator's award.

1.25 NON-SOLICITATION:

      During the term of this Agreement and for a period of one (1) year from the termination of this Agreement or a Statement of Work, the parties agree not to employ, make an offer of employment to, or enter into a consulting relationship with any employee of the other party who is directly involved with the delivery of Services under this Agreement, except upon the prior written consent of the affected party.

1.26 INDEPENDENT CONTRACTOR:

      All work performed by either party under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other.

1.27 RELEASES VOID:

      Neither party shall require releases or waivers of any personal rights from representatives or employees of the other in connection with visits to its premises, nor shall such parties plead such releases or waivers in any action or proceeding.

1.28 PUBLICITY:

      Neither party shall issue or release for publication any articles, advertising, or publicity material relating to Products, Licensed Materials, or Services under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other company identification of the other party or any of its Affiliates or any of its personnel without the prior written consent of the other party.


                         Lucent Technologies Proprietary

1.29 CONFIDENTIALITY OF AGREEMENT:

      Notwithstanding the obligations contained in Section 1.17 (Use of Information) of this Agreement the parties shall keep all provisions of this Agreement and any order submitted hereunder (including, without limitation, prices and pricing related information) confidential except: (i) as reasonably necessary for performance by the parties hereunder, (ii) as authorized by Seller as provided in this Article 1.29, or (iii) to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The Customer may disclose such information to (a) consultants or advisors previously authorized by the Seller, solely for the purpose of providing consulting services or advice with respect to Customer's network and operations, or (b) potential investors or lenders previously authorized by the Seller, solely for the purpose of evaluating possible financial transactions with the Customer, but in each event only after each of those persons or entities shall have agreed to maintain the information in confidence in accordance with the terms of this Article. The Seller's authorization shall not be unreasonably withheld or delayed (but in any event not to exceed ten (10) business days). The disclosing party shall take all reasonable steps and exercise all reasonable efforts directed by Seller to secure a protective order, seek confidential treatment, or otherwise assure that this Agreement and/or any order will be withheld from the public record.

1.30 AMENDMENTS:

      Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties.

1.31 SEVERABILITY:

      If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.

1.32 WAIVER:

      If either party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

1.33 SURVIVAL:

      The rights and obligations of the parties which by their nature would continue beyond the termination cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.


                         Lucent Technologies Proprietary

1.34 SECTION HEADINGS:

      The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

1.35 CHOICE OF LAW:

      The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of New York without regard to its conflict of laws provision.

1.36 AMBIGUITIES:

      The parties represent that they are sophisticated businesses with access to their own legal, financial and business advisors and that each party has had the opportunity to consult with advisors and that each party has had the opportunity to consult with advisors of their own choosing before entering into this Agreement. The parties therefore acknowledge and agree that the rule of law that ambiguities are construed against the drafter shall not apply to the interpretation of this Agreement.


                         Lucent Technologies Proprietary

                                  2. ARTICLE II

                  PROVISIONS APPLICABLE TO LICENSED MATERIALS

2.1 LICENSE FOR LICENSED MATERIALS:

(a) Upon delivery of Licensed Materials pursuant to this Agreement, Seller grants to Customer a personal, nontransferable, and nonexclusive license to Use Licensed Materials on a Designated Processor in the United States for its own business operations. No license is granted to Customer to Use the Licensed Materials outside the United States or to sublicense such Licensed Materials furnished by Seller. Customer shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Unless otherwise agreed in writing by Seller, Customer shall not modify Software furnished by Seller under this Agreement. If the Designated Processor becomes temporarily inoperative, Customer shall have the right to Use the Licensed Materials temporarily on a backup processor until operable status is restored and processing on the backup processor is completed.

(b) Customer shall not copy Software embodied in Firmware. Customer shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials. Customer shall take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement. If Customer's license is canceled or terminated, or when the Licensed Materials are no longer needed by Customer, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

2.2 CHANGES IN LICENSED MATERIALS:

      Prior to shipment, Seller at its option may at any time modify the Specifications relating to its Licensed Materials, provided the modifications, under normal and proper Use, do not materially adversely affect the Use, function, or performance of the ordered Licensed Materials. Unless otherwise agreed in writing, such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.

2.3 CANCELLATION OF LICENSE:

      Notwithstanding any other section in this Agreement to the contrary, if Customer fails to comply with any of the material terms and conditions of this Agreement with respect to the Use of Licensed Materials, and such failure is not corrected within thirty (30) days of receipt of written


                         Lucent Technologies Proprietary
notice thereof by Customer, Seller, upon written notice to Customer, may cancel any affected license for Licensed Materials without further notification.

2.4 OPTIONAL SOFTWARE FEATURES:

      Software provided to Customer under this Agreement may contain optional features which are separately licensed and priced. Customer understands and agrees that such optional features will not be activated without written authorization from Seller and Customer's payment of the appropriate license fees. If, in spite of Customer's best efforts to comply with this restriction, such features are intentionally activated by Customer, Customer agrees to so notify Seller within five (5) business days from the date of Customer's knowledge that such features were activated and to pay Seller the current license fees charged by Seller for the activated features, as well as the reasonable cost of money for the period in which such features were activated.

2.5 ADDITIONAL RIGHTS IN LICENSED MATERIALS:

(a) Upon thirty (30) days advance written notice, Customer may relocate the Software permanently to a new processor of Customer. This new processor shall then become the Designated Processor in lieu of the former Designated Processor.

(b) Customer may retain an archival copy of the Software for as long as such Software is relevant to Customer's operations.

2.6 INSTALLATION OF SOFTWARE:

(a) Where Customer is responsible for Software installation, Seller's sole responsibility is to deliver the Software to Customer on or before the scheduled Delivery Date agreed to by Seller. However, if the order specifies that Seller is responsible for such installation, Seller shall deliver the Software to Customer in sufficient time for it to be installed on or before the scheduled Installation Complete Date agreed to by Seller, and Seller shall complete its installation and associated testing on or before such date.

(b) Where Customer has assumed responsibility for the installation of newly licensed Software and in the event that Customer encounters installation difficulties, at Customer's request, Seller will, at the standard rate in effect at the time of the request, provide technical assistance.

2.7 SOFTWARE ACCEPTANCE:

(a) Prior to Software acceptance by Customer, Customer has the right to operate the Software furnished by Seller on the Designated Processor solely for the purpose of conducting an Acceptance Test (means the test which may be performed by Customer during the Acceptance Test Period to determine whether Software will be free from defects which materially affect performance in accordance with the Seller's Specifications). Unless otherwise agreed by the parties, the Acceptance Test Period (means the period of time in days agreed to by the


                         Lucent Technologies Proprietary
parties and specified in this section) for Software shall be thirty-five (35) consecutive calendar days from the delivery date if Customer performs installation or from the Installation Complete Date if Seller performs installation. The Software shall be deemed accepted by Customer unless Customer notifies Seller in writing to the contrary within the applicable Acceptance Test Period described above. If Seller receives written notice from Customer during the Acceptance Test Period that the Software failed the Acceptance Test, the Acceptance Date (the date on which the Software successfully completes the Acceptance Test) shall be extended on a day-to-day basis until such time as the Software passes the Acceptance Test.

(b) If Customer elects in the order not to perform Acceptance Tests for any Software, the Acceptance Date for such Software shall be the Delivery Date if not installed by Seller or the Installation Complete Date if installed by Seller, as applicable.

(c) For any Acceptance Test conducted by Customer on newly licensed Software, and in the event that Customer encounters difficulties, Seller will, at Customer's request and for the standard rate in effect at the time of the request, provide technical assistance to Customer.

(d) If Customer performs installation and elects to perform applicable tests for any Software, the warranty for such Software shall commence on the Delivery Date.

2.8 MODIFICATIONS BY CUSTOMER TO USER CONTROLLED MODULES:

      Customer may add to, delete from, or modify user controlled Software modules or menus as contemplated in the Seller's Related Documentation. Such changes or modifications, however extensive, shall not affect Seller's title to the licensed Software. Seller shall have no liability for Customer's errors in making such changes or modifications.

2.9 ADDITIONAL SOFTWARE RIGHTS FOR 5ESS(R) SWITCH LICENSED MATERIALS

      The following provisions also apply to the granting of licenses by Seller to Customer for 5ESS(R) Switch Licensed Materials.

(a) Customer may transfer its right-to-use 5ESS(R) Switch Software furnished under this Agreement without the payment of an additional right-to-use fee by transferee, except where size sensitive units are a factor. Such transfer can be made to an end user for their own internal use and only under the following conditions:

      (i) Such software shall be used only within the United States; however, Seller will not unreasonably withhold its consent to Use outside the United States provided that, in the sole opinion of the Seller, the proprietary information associated with the Use can be adequately protected and any other reasonable concerns of Seller are adequately addressed;


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

      (ii) Except as otherwise provided in the agreement, the right to use such Software may be transferred only together with the 5ESS(R) Switch Product with which customer has a right to use such Software, and such right to use the Software shall continue to be limited to Use with such Product;

      (iii) Before any such Software shall be transferred, Customer shall notify Seller of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Seller at its request) to keep such Software in confidence and to comply with corresponding conditions respecting Use of Licensed Materials as those imposed on customer; and

      (iv) Within the United States, the transferee shall have the same right to Software warranty or Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, if any, associated with such Software or Software maintenance.

      (v) In no event shall such transfer be made to any competitor of Seller who is in the business of manufacturing comparable systems or to any other party who presents a competitive or strategic conflict to Seller.

(b) Upon advance written notice to Seller, Customer may remove 5ESS(R) Switch Software or optional feature packages, which Customer has the right to Use under this Agreement from one Customer-owned 5ESS(R) Switch Product and relocate them to another Customer-owned 5ESS(R) Switch Product within the same company as Customer. Customer shall not be required to pay additional right-to-use fees as a result of such relocation, except where size sensitive units are a factor. Seller may charge customer for services requested by customer in support of such relocation. Such Software shall not be used or transferred to Customer's affiliate that is a manufacturer of telecommunication products in direct competition with Seller.

(c) If Seller ceases to maintain a standard, supported version of Software for the 5ESS(R) Switch Product furnished pursuant to this Agreement, and these support services are not available from another entity (either working with or independently from Seller), then Seller shall furnish Customer, under a confidentiality agreement acceptable to Seller, Seller's then existing Software Source Code, Software development programs, and associated documentation for such standard version to the extent necessary for Customer to maintain and enhance for its own use the standard version of that Software which it has the right to use under this Agreement.


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

                                 3. ARTICLE III

          PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION AND OTHER
                                    SERVICES

      GENERAL: The provisions of this Article III shall apply to the Services ordered by Customer and furnished by Seller under this Agreement.

3.1 SITE REQUIREMENTS:

(a) Customer is solely responsible for ensuring that the installation site is compliant with any site requirements identified by Seller for the installation and/or operation of any Products, Licensed Materials, or Services furnished by Seller under this Agreement. Such site requirements shall include, without limitation, those site requirements set forth in this Section 3.1 below. Seller agrees to cooperate with Customer to ensure compliance with all site requirements, provided that such cooperation shall not require Seller to incur any out-of-pocket costs unless the parties expressly agree otherwise in writing.

(b) Customer shall be solely responsible for ensuring that the installation site complies with all applicable laws, orders, and regulations of federal, state and local governmental entities including, without limitation, those relating to environmental conditions.

(c) Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability to Customer, its employees, agents, and customers for any delay by Seller in completion of any installation or other Service to be provided by Seller under this Agreement if such delay is attributable to the failure by Customer to comply with any site requirements or to provide any other items which are the responsibility of Customer under this Article II.

(d) The site requirements which are solely the Customer's responsibility shall include but are not limited to the following:

      (i)   Participate in a joint site survey with Seller
      (ii) Interior Space -Clears ten feet (10') from floor to bottom of lowest obstruction
      (iii) Floor Loading(minimum requirements) Structural Analysis always required
      (iv)  Power Room 150 lb. per sq. ft
      (v)   Switch Room 100 lb. per sq. ft.
      (vi) Floor Thickness: In accordance with local seismic requirements for the equipment
      (vii) Conduit access to all floors in building
     (viii) Local exchange carrier cable available
      (ix)  Commercial electrical current
      (x)   Existing building grounding is 5 ohm or less metered
      (xi)  Battery room ventilation in accordance with local requirements
      (xii) Fire suppression system
     (xiii) Freight access for a 48' trailer off loading equipment.


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

3.2 ADDITIONAL ITEMS TO BE PROVIDED BY CUSTOMER:

(a) Customer will also be responsible for furnishing the items described in this
Section 3.2 as required by the conditions of the particular installation or other on-site Service at no cost to Seller and such items are not included in Seller's price for the Services. Seller shall have the right to invoice Customer for any costs or expenses incurred by Seller as a result of Customer's failure to provide any of these items described in this Section 3.2 and all such invoices shall be paid by Customer in accordance with this Agreement.

      (i) Access to Building and Work Site Customer shall provide employees of Seller and its subcontractors free access to premises and facilities at all hours during the scheduled Service or at such other times as are requested by Seller. Customer shall obtain for Seller's employees and its subcontractors' employees any identification and clearance credentials which are necessary to enable Seller and its subcontractors to have access to the work site.

      (ii) Site Coordination At Seller's request Customer shall coordinate with Customer's subcontractors, property managers, Regional Bell Operating Company, Local Exchange Carrier and any other parties and tenants having rights to the work site or whose participation is necessary in order for Seller to perform the applicable Services.

      (iii) Environmental Conditions Prior to the Services start date, Customer shall insure that the premises will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and that the premises are in such condition as not to be injurious to Seller's or its subcontractors' employees or to the Products and Licensed Materials to be installed. Prior to Services start date and during the performance of the Services, Customer shall, if requested by Seller, provide Seller with sufficient data to assist Seller and its subcontractors in evaluating the environmental conditions at the work site (including without limitation, the presence of Hazardous Materials). The price quoted by Seller for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for the removal and disposal in accordance with applicable laws, rules and regulation of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services.

      (iv) Sensitive Equipment Prior to the Services start date, Customer shall inform Seller of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

      (v) Repairs to Buildings Prior to the Services start date, Customer shall make such alterations and repairs to the work site as are necessary for proper installation of Products and Licensed Materials.

      (vi) Building Readiness Prior to the Services start date, Customer shall provide extraordinary hauling and hoisting services such as, rigging or crane services, if


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

            applicable, and shall arrange for traffic control, if necessary for the delivery of Products.

      (vii) Openings in Buildings - Customer shall furnish suitable openings in buildings, including, without limitation, elevators and windows as needed to allow Products to be placed in position, and shall provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller. Customer shall fireproof (with steel covers and as otherwise required by applicable laws, rules, regulations, and codes) all unopened paths throughout such buildings.

     (viii) Surveys Prior to the Services start date, Customer shall provide to Seller (and, if requested by Seller, to Seller's subcontractors) surveys (describing the physical characteristics, legal limitations, and utility locations for the work site) and a legal description of the site.

      (ix) Electrical Current, Heat, Light, and Water Customer shall, in amounts no less than that ordinarily furnished for similar purposes in a working office, provide electric power, run all leads to Seller's power board; provide temperature control and general illumination (regular and emergency) in rooms in which services are to be performed or Products stored, provide exit lights; and provide water and other necessary utilities for the proper execution of Services.

      (x) Building Evacuation Prior to the Services start date, Customer shall provide building evacuation plans in case of a fire or other emergency.

      (xi) Material Furnished by Customer Unless expressly stated to the contrary, Seller's prices do not include costs for any Customer furnished material nor do they include any Seller charges for engineering, installation, modification, or repair Services to Customer furnished material. New or used material furnished by Customer shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary technical assistance and information for Seller to properly install such material.

      (xii) Floor Space and Storage Facilities Customer shall provide, for the duration of Services, suitable and easily accessible floor space and storage facilities to permit storing of Products and other material, tools and other property of Seller and its subcontractors in close proximity to where they will be used. Where the Services are to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, permit or secure any necessary permission for Seller and its subcontractors to maintain at the work site, storage facilities for Products, material, tools, and equipment needed to complete the Services. As appropriate Customer shall provide Seller's and its subcontractors' personnel access to toilet facilities.


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

     (xiii) Easements, Permits, and Rights of Way Customer shall secure prior to the Services start date and shall maintain for the duration of the Services all rights-of-way, easements, licenses, and permits and such other rights and approvals as are necessary to enable Seller to perform the Services including, without limitation, all construction and building permits for work to be performed at the work site and other areas ancillary to the work site such as sidewalks, streets, alleys, and highways.

      (xiv) Security Service Customer shall provide such levels of security as are necessary to prevent admission of unauthorized persons to building and other areas where installation Services are performed and to prevent unauthorized removal of the Products and other materials. Seller will inform Customer as to which storage facilities at the work site Seller will keep locked. Such storage facilities will remain closed to Customer's building surveillance.

      (xv) Access to Existing Equipment Customer shall permit Seller reasonable use of such portions of the existing equipment as are necessary for the proper completion of such tests as require coordination with existing equipment. Such use shall not interfere with the Customer's normal maintenance of equipment.

      (xvi) Grounds Customer shall provide access to suitable and isolated building ground as required for Seller's standard grounding of equipment. Where installation is performed outside or in a building under construction, Customer shall also furnish lightning protection ground.

     (xvii) Requirements for Customer Designed Circuits Customer shall furnish information covering the proper test and readjust requirements for apparatus and shall furnish requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings such as alarm and environmental circuits.

    (xviii) Cross-Connecting Main Distributing Frames and Installing Heat
            Coils Customer shall install such cross-connections and heat coils as are necessary in connection with the Services.

      (xix) Clearing Equipment for Modifications Customer shall remove cross-connections, transfer service on trunks and sundry working equipment, and make other arrangements required to permit Seller to modify existing equipment.

(b) In the event the joint site survey conducted by the parties pursuant to
Section 3.3.2(a) determines that the necessary requirements are not met at the commencement of the installation of the Products and the Customer needs to arrange for alterations and/or repairs, the order will be placed on hold until such time as requirements are met. During such interval, Seller reserves the right to determine any schedule and price impacts, to treat such product as Bill and

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

Hold, or, with the consent of the Customer, to cancel such order. Customer shall be responsible for and agrees to pay the applicable cancellation fee if such order is canceled by Seller.

3.3 ITEMS TO BE FURNISHED BY SELLER

3.3.1 ENGINEERING:

(a) General Review Seller will review the following items as Seller deems appropriate; switching Products (Products and Software); transmission Products (Products and Software); power/energy equipment hardware; engineering drawings; site survey; grounding of the switch; appliance outlets; front and rear aisle lighting as required; timing cables; distributing frame engineering and equipment; cable rack and hardware; stanchions; end guards auxiliary framing; existing cable holes; fiber cable protection systems.

(b) Needs Analysis Seller will perform a needs analysis of the Telephone Equipment Order (TEO) and the Customer's specified requirements to determine the equipment solution that meets those requirements.

(c) Records Upon Installation Complete, Seller will turn over to Customer a complete set of records. Such records include but are not limited to wiring lists, front equipment drawings, assignment drawings, and interface schematics.

3.3.2 INSTALLATION:

(a) Site Survey Prior to the commencement of installation Services, Seller and Customer will perform a joint site survey to determine whether the installation site meets the site requirements referenced in Section 3.1 and whether Customer has provided the items in Section 3.2. Should Seller determine that the site does not comply with such site requirements or that Customer has not provided any item required under Section 3.2, Seller shall specify such deficiencies to Customer in writing. Seller and Customer shall jointly agree on a course of action to correct such deficiencies prior to the start of installation Services. During the joint site survey, Seller and Customer shall also jointly agree upon the layouts and arrangements for the Products and Licensed Materials to be installed. Upon the start of installation all changes shall be subject to additional charges.

(b) Method of Procedure Seller shall prepare a detailed Method of Procedure ("MOP") and review with Customer before starting work. Customer shall review the MOP prepared by Seller and shall give Seller written acceptance of the MOP by signing a copy thereof prior to the Services start date. Any changes to the MOP requested by Customer shall be agreed upon subject to the Change Order process.


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

The MOP shall contain the following details:

      (i) A concise statement that covers the installation Services to be performed including the equipment that will be affected and the hours that such Services are to be performed;
      (ii)  Specific responsibilities of Seller and Customer;
      (iii) Service protection procedures that include, general service protection rules and special service precautions for the specific project;
      (iv) A time and release schedule of the work operations involving working equipment and/or circuits in service and;
      (v) A method of identifying equipment and cabling to ensure that the circuits are "cleared" before start of work
      (vi) A detailed account of the work operations that the installer will follow
      (vii) The methodology to be used to halt installation Services if trouble occurs and a general procedure to correct/resume work operations;
     (viii) Provide environmental safety concerns, if applicable;
      (ix)  Obtain Customer signature.

(c) Warehousing, Delivery, Receipt & On-site Storage of Equipment, and General Cleaning Seller will stage the delivery of Products. Seller's personnel will be on-site at the time the Products are delivered. Such personnel will accept the Products, unpack for inventory purposes and inspect such Products for damage. Seller will resolve all shipping errors inventory discrepancies and damage issues. This function shall be performed in an area previously designated for the storage and unpacking of equipment and Product(s). Such area will be selected based on a location that minimizes movement of material and personnel through the work site. In the event storage is limited or inadequate, as determined by Seller, temporary storage facilities such as trailers or containers may be required. Any fees associated with the procurement of temporary storage facilities are not included in Seller's quoted prices and shall be solely the responsibility of the Customer. Materials such as plywood or masonite will be utilized as necessary, to prevent cable reels, iron work and other heavy objects from damaging floors, walls and doors. Seller shall perform general cleaning of the equipment and storage areas (e.g. clearing floors of debris, packing material, etc.) on a regular basis throughout the installation period. Rubbish shall be disposed of at Seller's expense and in compliance with local requirements.

(d) Hardware Assembly Hardware assemblies and overhead cable rack, iron work and conduit (collectively "Components") will be delivered for specific bays and cabinets as identified in the firm price quote provided or in the Statement of Work, attached hereto. Unless included in the SOW, additions of these components to provide access to other locations (i.e. power rooms, computer rooms, distributing frames not located with Products, or Products located on separate floors) will be specifically excluded from the installation Services. Such additions will only be included in the installation Services for an additional charge. Seller will place and secure all


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

ordered Products in the location specified in the engineering specifications. Such activity includes but is not limited to:

      (i)   Mark and drill floors
      (ii)  Assemble and place floor mounted Products
      (iii) Assemble distribution frames
      (iv)  Erect frames
      (v)   Align and junction frames
      (vi)  Install end guards and covers
      (vii) Assemble and install fiber protection ductwork
     (viii) Mount units and apparatus
      (ix)  Place batteries

      Seller will also erect supporting hardware compatible with purchased Products. Such activity includes but is not limited to:

      (i) Fabricate and install cable racks, bars, rod or stations as identified in Statement of Work attached hereto
      (ii)  Erect ladder rack and ladders
      (iii) Open and close existing cable holes and slots. Any new cable to facilitate Products designs the responsibility of the Customer
      (iv)  Fabricate and install framing aisle lighting conduit and fittings

      In addition, Seller will place and designate connecting appliances (MDF terminal blocks, DSX panels, etc.) provided with order. Such as but not limited to:

      (i)   Stamp and/or affix aisle, shelf and unit designations
      (ii)  Mount and stencil terminal strips

      Seller will also extend lighting, A/C circuits and grounding to include added Products if Products is ordered in job specification. Such activities include but are not limited to:

      (i)   Assemble and install lighting fixtures
      (ii)  Install switches and receptacles

(e) Cable and Wire For cable and wire to be installed by Seller, Seller will run, tag, and secure metallic and fiber optic cables in an unobstructed environment a maximum of one hundred (100) feet and power cables a maximum of fifty (50) feet for the Products and apparatus (this specifically excludes primary power cables, except on power equipment orders) identified in the Product order or Statement of Work attached hereto. Seller will wire, attach, terminate and affix (lock stitched) all cable and wire including fiber optic cables supplied with purchased Products. This may include but is not limited to mechanical wire wrapping, soldering, crimping, plugging in of pre-terminated cables or polishing of fiber optics for purchased Product. Seller will run alarm cabling, terminate and test for the identified equipment including Customer provided


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

environmental scan points of fire detection and door entry which are less than fifty (50) feet away and pre-terminated. Seller will verify all copper wiring placed by the Seller for continuity to detect and analyze opens, shorts, reversals, and incorrect wiring. Where pairs, quads or groupings are indicated, the grouping will be verified. Seller will ensure the functionality and integrity of all fiber directly associated with the installed Products and the fiber optic cables installed by Seller within the building structure. Seller will "Dress" all cabling and wiring and provide physical protection. Seller will properly protect cables at all "break-off" locations, such as the vertical turns from the overhead cable rack to bay frame work.

(f) Testing Specific test procedures are dependent upon the type of Product installed and are identified in the installation guide for the particular product. To ensure that technical design and performance criteria are being met, testing shall be performed by Seller to obtain an evaluation of the functional, operational, electrical and mechanical integrity of all Products installed by Seller. In general the following tests are required for all Product types furnished and installed by Seller: Seller's activities associated with testing will include, but not be limited to the following:

      (i)   Turn on and verify power to installed Products
      (ii) Load product software and default parameters required to conduct local unit loop-back testing to demarcation points.
      (iii) Run and connect test specific cross-connects. Remove upon completion of test(s).
      (iv) Perform all unit and system-level tests to ensure Products pass system and technician evoked diagnostics
      (v) Test functionality of circuit packs required by job, at time of original installation, within the installed unit. Testing of spares is specifically excluded and will be included only for an additional charge.
      (vi)  Test functionality and integrity of Seller installed local alarms.
      (vii) Resolve troubles encountered with Products purchased on order. Refer to Customer any trouble found in Customer provided equipment.
     (viii) Maintain test logs and trouble reports and turn over to Customer.

(g) Seller will perform the following Turnover procedures for all installation Services provided by Seller

      (i)   Inform Customer of completion of installation cycle
      (ii) Provide Customer with all drawings, invoices, logs and test results per the contract.
      (iii) Remove from Customer premises tools and scrap generated from installation effort.
      (iv)  Issue job completion notice to Customer.

3.4 ACCEPTANCE


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

(a) All installation Services shall be considered complete and ready for acceptance by Customer on Turnover. Upon completion of the installation, Seller will submit to Customer a notice of completion or, if Customer has elected advance-turnover of subsystems, a notice of completion of advance-turnover.

(b) Customer shall promptly make its final inspection of substantial conformance with the Specifications and do everything necessary to expedite acceptance of the job. Seller will promptly correct any defects for which it is responsible. All work will be considered as fully accepted unless Seller receives notification to the contrary within thirty (30) days after submitting its notice of completion. Notwithstanding the foregoing, Customer shall be deemed to have accepted any Products and Licensed Materials upon the placement of the same into service.

3.5  WORK OR SERVICES PERFORMED BY OTHERS:

      Work or services performed at the site by Customer or its other vendors or contractors shall not interfere with Seller's performance of Services. Seller shall have no responsibility or liability with respect to such work or Services performed by others. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work interferes with Seller's performance, the scheduled completion date of Seller's Services under this Agreement shall be extended as necessary to compensate for such delay or interference.


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

                                 4. ARTICLE IV

                               ENTIRE AGREEMENT:

4.1 ENTIRE AGREEMENT

      The terms and conditions contained in this General Agreement supersede all prior oral or written understandings between the parties with respect to the subject matter hereof and constitute the entire agreement between the parties with respect to such subject matter. The preprinted terms and conditions on Customer's purchase orders or Seller's sales forms are deleted. The typed or handwritten provisions of an order which are consistent with the terms of this General Agreement along with the terms of this General Agreement shall constitute the entire Agreement between the parties relating to said order.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.

Lucent Technologies, Inc.                 Birch Telecom, Inc.


By: /s/ Bill Plunkett                     By: /s/ David E. Scott
   -----------------------------             --------------------------

Name: Bill Plunkett                       Name: David E. Scott

Title: VP Sales -- CLEC                   Title: President

Date: 2/17/98                             Date: 2/16/98


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

The mailing, delivery or negotiation of this Agreement by Seller or its agent or attorney shall not be deemed an offer by Seller to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon Seller, nor shall Seller have any obligations or liabilities or Customer any rights with respect thereto, or with respect to the transactions contemplated by the Agreement, unless and until the Agreement has been approved by the executive officers and/or Board of Directors of Seller and Seller has executed and delivered this Agreement. Until such execution and delivery of this Agreement, Seller may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                         PRODUCT PURCHASE ADDENDUM ONE

                                     TO THE

                               GENERAL AGREEMENT

                                    BETWEEN

                              BIRCH TELECOM, INC.

                                      AND

                            LUCENT TECHNOLOGIES INC.

This Addendum One (Contract Number LNMO92697DASBTI (hereafter "Addendum") is made this ___________ day of, __________ 1998, ("Effective Date") by and between Birch Telecom, Inc. a corporation, with offices located at 1000 Walnut Street, Suite 1220, Kansas City, MO 64106 (hereafter "Customer"), and Lucent Technologies Inc., a Delaware corporation, acting through it's Network Systems group, with offices located at 600 Mountain Avenue, Murray Hill, NJ 07974 (hereafter "Seller").

WHEREAS, Customer and Seller have entered into a General Agreement (Contract Number LNM092697DASBTI (hereafter "General Agreement") setting forth the terms and conditions pursuant to which Seller agrees to sell and Customer agrees to buy Seller's products, licensed materials and services; and

WHEREAS, Customer and Seller desire to simultaneously enter into an addendum to the General Agreement to govern certain conditions relating to the purchase or license for use by Customer of Seller's 5ESS(R)-2000 Switching Systems, Transmission Systems, and related Licensed Materials.


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

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A-1.1 SCOPE OF ADDENDUM ONE

This Addendum One (hereinafter "Addendum") shall govern any purchase order placed by Customer during the Term for Seller's switching and transmission products and related Licensed Materials. This Addendum is issued pursuant to and incorporates the non-conflicting terms and conditions of the General Agreement. In the event of any conflict or inconsistency between the terms of this Addendum and the terms of the General Agreement, the terms of this Addendum shall prevail.

A-1.2 DEFINITIONS

For the purpose of this Addendum, the following definitions will apply:

a) "5ESS(R)-2000 Products" means the 5ESS(R)-2000 Switch, Growth and related Licensed Materials including, without limitation, Base Software.

b) "5ESS(R)-2000 Switch" means any 5ESS(R)-2000 system containing, at a minimum, an Administrative Module (AM), Communications Module (CM), at least one (1) switch module, and Base Software. Any such Switch can act as a host for Optically Remote Modules ("ORMs"), Remote Switch Modules ("RSMs") and/or Extended Switch Modules ("EXMs").

c) "Base Software" means the operating system and related Software, and operations, administration and maintenance features and functions, for all Seller's switch-based platforms.

d) "E-AIU Products" means any of the products described on Attachment A to this Addendum and related Software.

e) "Growth" means any 5ESS(R)-2000 hardware or software not purchased with the associated initial 5ESS(R)-2000 Switch and required to support the expansion of such 5ESS(R)-2000 Switch, and any ORM, RSM, or EXM hardware or software not purchased with the associated initial ORM, RSM, or EXM and required to support the expansion of such ORM, RSM, or EXM.

f)    "List Price" means the price set forth on the Customer Price List.

g) "SLC-2000 Products" means any of Seller's SLC-2000 family of transmission products, including, but not limited to, the products described on Attachment B to this Addendum and related Software.


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

h) "Switch Module" means a Module Control/Time Slot Interchange Unit and its associated Peripheral units working with the embedded 5ESS(R)-2000 Switch or with an existing Remote Switch Module site and related Software.

i) "Total Paid Direct Purchases" means all Customer purchases ordered under this Addendum for which Seller has received payment, including hardware, Software, engineering, installation, training and documentation which have been purchased from Seller without the intervention of any third party, including but not limited to distributors or resellers.

Any capitalized terms used but not separately defined in this Addendum shall have the meanings set forth in the Agreement.

A-1.3 PRICING PLAN FOR 5ESS(R)-2000 SWITCHES, E-AIU PRODUCTS AND SLC-2000
PRODUCTS

Seller will provide the following discounts off the List Price for all purchases by Customer directly from Seller of the following 5ESS(R)-2000 Products:

5ESS(R)-2000 DISCOUNT TABLE

--------------------------------------------------------------------------------
    SWITCH TYPE              INITIAL SWITCH      GROWTH AND ADDITIONS
                             DISCOUNT PERIOD       SWITCH DISCOUNTS
--------------------------------------------------------------------------------
5ESS(R)-2000 Switch               ****                   ****
--------------------------------------------------------------------------------
RSM/ORM/EXM                       ****                   ****
--------------------------------------------------------------------------------
Switch Module for                 ****                   ****
5ESS(R)-2000 Switch
--------------------------------------------------------------------------------
Switch Module for                 ****                   ****
RSM/ORM/EXM
--------------------------------------------------------------------------------

The Customer may elect to purchase one or more 5ESS(R)-2000 Switches, one or more Switch Module(s)-2000, or one or more initial RSMs, ORMs, or EXMs at any one given location, at the discount off List Prices set forth for the Initial Switch Discount Period in the table above, at any time during the period of five years following the Effective Date. The Customer may elect to purchase any Growth items at the discount off List Prices set forth for the Growth and Additions Switch Discount in the table above, at any time during the Term of this Agreement.

During the period of five years following the Turnover of any 5ESS(R)-2000 Switch or following Turnover of any RSM, ORM, or EXM, Customer may elect to purchase Growth and related Licensed Materials with respect to that Switch or RSM, ORM, or EXM, as the case may be, at the following discounts: (a) during any three periods of six months selected by Customer in the five-year period following Turnover, Customer's purchases shall be at the discount off List Prices set forth for the Initial Switch Discount

                         LUCENT TECHNOLOGIES PROPRIETARY                      3

Period in the table above, and (b) for purchases that are made in the five-year period following Turnover but that are not made during any of the three periods of six months Customer is entitled to the discounts for the Initial Switch Discount Period, then the Growth And Additions Switch Discounts in the table above shall apply. The following restrictions apply: The first two six-month periods must be used within three years after Turnover of the 5ESS(R)-2000 Switch, RSM, ORM, or EXM, as the case may be, and the third six-month period must be used during years four or five following Turnover of the 5ESS(R)-2000 Switch, RSM, ORM, or EXM, as the case may be.

E-AIU Products and associated components may be purchased by the Customer for the prices listed in Attachment A to this Addendum One. That pricing structure will be in effect for the Term of the Agreement. Customer may purchase 5ESS(R)-2000 Circuit Line Packs (including Analog Line Packs and ISDN Line Packs) at the prices specified in Attachment A during the Term of this Agreement.

SLC-2000 Products purchased in substitution for E-AIU Products that are unavailable to fulfill Customer's order may be purchased by the Customer for the prices listed in Attachment B to this Addendum One until E-AIU Products become generally available.

Should growth Peripheral Interface Data Buses (PIDB) be required for an E-AIU to provide service beyond the 13 Call Completion Seconds (CCS) configured in the proposal, additional PIDB pairs #10 and 12 shall be provided at the following price:

       Description              Price
       PIDB pair 10             ****
       IDB pair 12              ****

Any purchase order placed pursuant to this Addendum will reference Contract Number LMN092697DASBTI to qualify for the discounts, allowances and incentives incorporated herein. The applicable merchandise class for Seller's 5ESS(R)-2000 Products and related Licensed Materials shall determine the applicable discount level. Engineering and Installation services are excluded from the discounted pricing in this Addendum.

A-1.4 PRICING PLAN FOR SWITCH SOFTWARE RELEASES

For purposes of this section, the fees for Base Software releases shall mean the Software Right-to-Use (RTU) and Office Data Administration (ODA). During the Term, Customer's purchase of an initial 5ESS(R)-2000 Switch will include the then-current Base Software release. However, if Customer orders an initial 5ESS(R)-2000 Switch which is shipped within forty-five (45) days prior to the published general availability of the next Base Software release, Seller will provide such Base Software release at no charge. Additional Base Software releases licensed by Customer will be at a cost of $80,000 per initial 5ESS(R)-2000 Switch for Base Software releases. Seller will be responsible for all engineering and installation charges associated with the Base Software release furnished by Seller under this Addendum. The above price and services are for the software retrofit

                      LUCENT TECHNOLOGIES PROPRIETARY                         4
only, any hardware requirements to support a release will be quoted separately for product, engineering and installation.

A-1.5 5ESS(R)-2000 SWITCH TRAINING INCENTIVE

Seller will provide forty (40) tuition-free days for three (3) persons for its initial 5ESS(R)-2000 Switch. An additional forty (40) days each of tuition free training will be provided for one (1) person per 5ESS(R)-2000 Switch ordered after the initial 5ESS(R)-2000 Switch. An additional forty (40) days each of tuition free training will be provided for one (1) person for every three 5ESS(R)-2000 Switches ordered after the initial 5ESS(R)-2000 Switch. This training may be used any time during the first twelve (12) months after Switch installation. Customer is responsible for all associated travel and living expenses for Customer personnel. Seller, at its option, shall offer training at the Altamonte Springs Training Center. While Seller recommends core courses from its Seller's Training Catalog, any 5ESS(R)-2000 Switch-related courses may be taken at Customer discretion.

A-1.6 FIVE FACILITY ACCESS INCENTIVE

Seller will provide Customer access to Seller's Feature Interactive Verification Environment (FIVE) facility in Lisle, Illinois so that Customer may test the following: new Seller features, verification of new applications, and simulation of call scenarios. Customer may use such facility on a billable basis to integrate equipment for Customer-specific applications, subject to Seller's General Agreement respecting use of that facility. Such access is given on a reservation basis. Customer agrees to be reasonable in its requests for reservations and will provide reasonable notice of any cancellation.

A-1.7 FEATURE ACTIVATION AND RECONCILIATION

All 5ESS(R)-2000 Switch software furnished under this Addendum will include free Feature Activation Counting and Reconciliation (FACR). This feature will be used for the sole purpose of tracking and billing optional RTU features which are activated by Customer. Customer hereby agrees to the implementation of this feature in the 5ESS(R)-2000 Switch office. The purpose of the implementation is to facilitate a semi-annual network audit of RTU features activated by Customer, with the cooperation of Customer. Contractual prices and billing terms will be applied to the results of the semi-annual audit.

Records and information gathered from the semi-annual audits will be used exclusively for the sole purpose of billing Customer for any activated optional RTU features.

RTU Fees that are activated, tracked by FACR, and are reported in the Semi-Annual audit will be discounted 50% as described in section 1.7 of this Addendum. Any features not tracked by FACR and purchased outside the initial discount period will be discounted 25% (i.e. maintenance features are not tracked by FACR).

A-1.8 ENTIRE AGREEMENT

                         LUCENT TECHNOLOGIES PROPRIETARY                      5

Except as specifically modified herein, all terms and conditions of the General Agreement shall remain in frill force and effect. The terms and conditions contained in this Addendum and those non-conflicting terms and conditions of the General Agreement supersede all prior oral and written understandings between the parties and shall constitute the entire agreement between the parties with respect to the subject matter herein. This Addendum shall not be modified or amended except by a writing signed by an authorized representative of both parties.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives on the date(s) indicated.

Birch Telecom, Inc.                   Lucent Technologies, Inc.


By: /s/ David E. Scott                By: /s/ Bill Plunkett
   --------------------------            -----------------------------

Typed Name: David E. Scott            Typed Name: Bill Plunkett

Title: President                      Title: Vice President, Sales

Date: 2/16/98                         Date: 2/17/98

                         LUCENT TECHNOLOGIES PROPRIETARY                      6

            Attachment A to Addendum One of Contract LNMO92697DASBTI

                                 E-AIU Pricing

Incentive E-AIU Pricing

Customer may purchase the following E-AIU Products for its initial E-ART deployment at one collocation site for the special price of ****

600 Type AIU Cabinet e/w
    1472 Analog
    160 ISDN

Description                     NSEP      Quantity
--------------------------------------------------
6 Shelf Empty EAIU Cabinet     EAIU600        1
Controller Pack                DAC624         6
Ringing Control Pack           RGP100         2
Analog Line Pack               LPZ100        46
ISDN Line Pack                 LPANSI        10
Subscriber Loop Measurement    SLIM2          1
                 Total Price                ****

This is a one-time only price for the first E-AIU system.

Regular E-AIU Pricing

Once the first E-AIU system is purchased at the above special incentive price, future E-AIU Products shall be priced as identified below.

600 Type AIU Cabinet e/w
    1472 Analog
    160 ISDN

                                                  Global
                                                  List     Discounted   Extended
Description                     NSEP     Quant.   Price       Price       Price
--------------------------------------------------------------------------------
6 Shelf Empty EAIU Cabinet     EAIU600     1      66000       ****         ****
Controller Pack                DAC624      6      6500        ****         ****
Ringing Control Pack           RGP100      2      3000        ****         ****
Analog Line Pack               LPZ100      46     2820        ****         ****
ISDN Line Pack                 LPANSI      10     9426        ****         ****
Subscriber Loop Measurement    SLIM2       1      3900        ****         ****
                Total Price                                                ****

While the quantities and extended prices set forth in the table above reflect a particular size and configuration, Customer may purchase any quantity of E-AIU Products at the unit prices set forth in the Discounted Price column of the table above.

        Attachment B to Addendum One of Contract LNMO92697DASBTI

                        Interim SLC-2000 Product Pricing

Until E-AIU Products are generally available in quantities sufficient to meet Customer's orders, Seller shall sell the following SLC-2000 Products to Customer for the total purchase price of **** plus engineering, installation and shipping:

      1.    7' Bay Frame Configuration
      2.    Metallic DS1 Feeder Interface
      3.    8 DS1 Feeders (2 ELIUs + 1 protect)
      4.    e/w 672 POTS (168 SPQ40l Channel Units)
      5.    e/w 96 ISDN (24 ISDN Channel Units)